CONTANGO OIL & GAS COMPANY
Corporate Structure
December 31, 2014



Contango Oil & Gas Company (MCF) (DL)
100.0%
100.0%
Contango Energy Company (CEC) (DL)
Crimson Exploration Inc.
100.0%
Contango Operators Inc. (DL)
100.0%
Conterra Company (DL)
100.0%
Contaro Company (DL)
100.0%
Contango Rocky Mountain Inc.
100.0%
Contango Mining Company (DL)
100.0%
Contango Alta Investments (DL)
100.0%
Crimson Exploration Operationg Inc.
37%
Exaro Energy III LLC
100.0%
Contango Venture Capital Corporation (DL)
23.7%
Alta Resources Investments LLC
19.5%
Moblize
8.5%
Alta Energy Canada Partnership GP